SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  April 9, 2007



                            WORLDWATER & POWER CORP.
                            ------------------------

               (Exact Name of Registrant as specified in charter)

             Delaware               0-16936              33-0123045
         ----------------         ------------        ----------------
    (State or other jurisdic-     (Commission          (IRS Employer
     tion of incorporation)        File Number)       Identification No.)


     Pennington Business Park, 55 Rt. 31 South, Pennington, NJ       08534
     ---------------------------------------------------------      --------
           (Address of principal executive offices)                (Zip Code)



         Registrant's telephone number, including area code 609-818-0700



                                WorldWater Corp.
              -------------------------------------------------------

          (Former name or former address, if changed since last report.)

Item 8.01   Other Events.

     As previously reported in WorldWater's Form 8-K filed on December 5, 2006, under the terms of an Investment Agreement, dated November 29, 2006, between EMCORE Corporation, a New Jersey corporation ("EMCORE"), and WorldWater & Power Corp., a Delaware corporation ("WorldWater"), EMCORE invested $13.5 million in WorldWater, representing Tranche A of an $18 million investment. EMCORE and WorldWater have agreed that following the execution of an amendment to the Investment Agreement, EMCORE will complete the $4.5 million Tranche B funding at $0.40 per share and EMCORE will be entitled to 25% warrant coverage at $0.40 a share. It is anticipated that the Tranche B investment will be completed within the next week. The Investment Agreement was filed as an exhibit with WorldWater's Form 8-K filed on December 5, 2006 and is incorporated herein by reference.



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                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


WorldWater & Power Corp.



By: /s/ Quentin T. Kelly
----------------------------------
Quentin T. Kelly Chairman and CEO



Date: April 13, 2007